As filed with the Securities and Exchange Commission on April 24, 1998
                           Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          THE ST. PAUL COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

Minnesota                                                             41-0518860
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

385 Washington Street                                                      55102
St Paul Minnesota                                                     (Zip Code)
(Address of principal executive offices)

                        Titan Holdings, Inc. 401(k) Plan
                              (Full title of plan)

(Name, address and telephone
number of agent for service)                                          (Copy to:)

Bruce A, Backberg, Esquire                          John F. Hoffen, Jr., Esquire
The St. Paul Companies, Inc.                                   USF&G Corporation
385 Washington Street                                        6225 Centennial Way
St. Paul, Minnesota  55102                            Baltimore, Maryland  21209
(612) 310-7911                                                    (410) 547-3000

                         CALCULATION OF REGISTRATION FEE

                                  Proposed       Proposed
Title of                           maximum        maximum
Securities                        offering       aggregate
to be            Amount to be     price per      offering          Amount of
registered (1)    registered      share (2)        price        registration fee

Common Stock     30,000 shares     $86.59      $2,597,700.00        $766.00
(no par value)


     (1) Includes Preferred Share Purchase Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock. In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2), no separate fee is required for those interests.

     (2) Calculated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the daily high and low sale prices of the Registrant's Common Stock reported on the New York Stock Exchange on April 22, 1998 (i.e., $86.59).

PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Not required to be included in the Form S-8 pursuant to Note to Part I of Form S-8.


PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the year ended December 31, 1997;

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

     (c) the description of the Company's Common Stock, no par value (the "Common Stock") contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description; and the description of the Company's Series A Preferred Stock and Rights to purchase Series A Preferred Stock contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of the Registration Statement from the date of filing of such documents.

     The consolidated financial statements and financial statement schedules of the Company as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997 which are included in or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 are incorporated by reference in this Registration Statement in reliance on the reports of KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their reports thereon, which are incorporated herein by reference and are given upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on the consolidated financial statements of the Company issued at future dates, and consents to the use of their reports thereon, such consolidated financial statements also will be incorporated by reference in this Registration Statement in reliance upon their reports and said authority.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The legal validity of the shares of Common Stock offered by the Registrant pursuant to this Registration Statement is being passed upon by Bruce A. Backberg, Senior Vice President and Chief Legal Counsel for the Registrant. As of April 23, 1998, Mr. Backberg owns shares of Common Stock and options to acquire such shares aggregating less than 0.1% of the Registrant's outstanding Common Stock.

Item 6.  Indemnification of Directors and Officers.

     St. Paul is subject to Minnesota Statutes, Chapter 302A. Minnesota Statutes, Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity (as defined) of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefore by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation, or, in the case of acts or omissions in such person's official capacity for other affiliated organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

     The Bylaws of St. Paul provide that, subject to the limitations set forth in the next sentence, it will indemnify and make permitted advances to a person made or threatened to be made a party to a proceeding by reason of his former or present official capacity against judgments, penalties, fines (including without limitation excise taxes assessed against the person with respect to an employee benefit plan), settlements and reasonable expenses (including without limitation attorneys' fees and disbursements) incurred by him in connection with the proceeding in the manner and to the fullest extent permitted or required by
Section 302A.521. Notwithstanding the foregoing, St. Paul will neither indemnify nor make advances under Section 302A.521 to any person who at the time of the occurrence or omission claimed to have given rise to the matter which is the subject to the proceeding only had an agency relationship to St. Paul and was not at that time an officer, director or employee thereof unless such person and St. Paul were at that time parties to a written contract for indemnification or advances with respect to such matter or unless the board specifically authorizes such indemnification or advances.

     St. Paul has directors' and officers' liability insurance policies, with coverage of up to $125 million, subject to various deductibles and exclusions from coverage.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     4 Amended and Restated Shareholder Protection Rights Agreement (incorporated by reference to Exhibit 4(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 (File No. 0-3021)).

     5 Opinion and Consent of Counsel Regarding the Legality of the shares of Common Stock. Pursuant to Item 8 of the Form S-8 and Rule 601(b)(5), in lieu of the requirement to provide as an exhibit an opinion of counsel concerning compliance by the Plan with the requirements of the Employee Retirement Income Security Act of 1974 or determination letter from the Internal Revenue Service that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986 (the "Code"), the Registrant hereby undertakes to submit the Plan to the Internal Revenue Service for such a determination letter in the time required by Section 401(b) of the Internal Revenue Code of 1986 and to make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Code.

     23.1 Consent of Independent Auditors.

     23.2 Consent of Counsel (included in Exhibit 5 above).

     24   Power of Attorney.


Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there- unto duly authorized, in the in the City of St. Paul, State of Minnesota, on the 23rd day of April, 1998.

                                       THE ST. PAUL COMPANIES, INC.

                                        By: /s/ BRUCE A. BACKBERG
                                                Bruce A. Backberg
                                                Senior Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Date:       April  23, 1998                 /s/ DOUGLAS W. LEATHERDALE
                                                Douglas A. Leatherdale
                                                Chairman of the Board, Chief
                                                Executive Officer and President
                                                (Principal Executive Officer)

Date:       April 23, 1998                  /s/ PAUL J. LISKA
                                                Paul J. Liska
                                                Executive Vice President, Chief
                                                Financial Officer, and Principal
                                                Financial Officer


Date:       April 23, 1998                  /s/ HOWARD E. DALTON
                                                Howard E. Dalton
                                                Senior Vice President, Chief
                                                Accounting Officer and Principal
                                                Accounting Officer


     A majority of the Board of Directors (Douglas W. Leatherdale, Patrick A. Thiele, Michael R. Bonsignore, John H. Dasburg, W. John Driscoll, Pierson M. Grieve, Thomas R. Hodgson, Ronald James, David G. John, William H. Kling, Bruce
K. MacLaury, Glen D. Nelson, M.D., Anita M. Pampusch, Gordon M. Sprenger).

Date:       April 23, 1998              By: /s/ BRUCE A. BACKBERG
                                                Bruce A. Backberg
                                                Attorney-In-Fact


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Titan Holdings, Inc. 401(k) Plan has caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on April 23, 1998.

                                        Titan Holdings, Inc. 401(k) Plan

Date:       April 23, 1998              By: /s/ THOMAS MANGOLD
                                                Thomas Mangold
                                                Plan Administrator
                                                Executive Vice President
                                                THI Holdings, Inc.

                                  EXHIBIT INDEX

Exhibit                                                               Sequential
Number                            Description                        Page Number

4         Amended and Restated Shareholder Protection Rights
          Agreement (incorporated by reference to Exhibit 4(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 (File No. 0-3021)).

5         Opinion and Consent of Counsel Regarding the Legality
          of the Shares of Common Stock                                        8

23.1      Consent of Independent Auditors                                      9

23.2      Consent of Counsel (included in Exhibit 5 above)                  ----

24        Power of Attorney                                                   10

                                    EXHIBIT 5


April 23, 1998

The St. Paul Companies, Inc.
385 Washington Street
St. Paul, Minnesota  55102

RE:  REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

I have acted as counsel to The St. Paul Companies, Inc., a Minnesota corporation (the "Company"), in connection with the registration by the Company of 30,000 shares of the Company's Common Stock, no par value (the "Shares") and an indeterminate number of plan interests, pursuant to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on or about April 23, 1998 (the "Registration Statement").

In this connection, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates and written and oral statements of officers and accountants of the Company and of public officials, and other documents that I have considered necessary and appropriate for this opinion. In connection with my examination, I have assumed the genuineness of all signatures, the authenticity of all documents tendered to me as originals, the legal capacity of all natural persons, and the conformity to original documents submitted to me as certified or photostatic copies.

Based on the foregoing, it is my opinion that:

1. The Company has corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

2. The 30,000 shares of Common Stock that are being registered for sale by the Company under the Registration Statement have been duly authorized and, when issued, delivered and paid for in accordance with Titan Holdings, Inc. 401(k) Plan ("Plan"), will be validly issued, fully paid and nonassessable, and plan interests when issued in accordance with the Plan will be validly issued.

I am an attorney admitted to the Bar of the State of Minnesota. The opinions set forth herein are limited to matters governed by the laws of the State of Minnesota and the Federal Laws of the United States of America, and I express no opinion as to any other laws. I hereby consent to the filing of this opinion as
Exhibit 5 to the Registration Statement and to its use as part of the Registration Statement.

Very truly yours,

/s/ BRUCE A. BACKBERG
Bruce A. Backberg, Esq.

                                  EXHIBIT 23.1

The Board of Directors
The St. Paul Companies, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Incorporation of Documents by Reference" in the registration statement.

/s/ KPMG PEAT MARWICK LLP
    KPMG Peat Marwick LLP

Minneapolis, Minnesota
April 24, 1998

                                   EXHIBIT 24

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Officers and Directors of The St. Paul Companies, Inc., a Minnesota corporation (the "Corporation"), hereby severally constitute and appoint Bruce A. Backberg and Sandra U. Wiese of St. Paul, Minnesota, or either of them, his or her true and lawful agent and attorney-in-fact, with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, a Registration Statement on Form S-8 relating to the proposed issuance of Common Stock and other securities to participants in the Titan 401(k) Plan (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


        Signature                      Title                           Date

/s/ Douglas W. Leatherdale    Chairman, President and Chief       April 23, 1998
    Douglas W. Leatherdale    Executive Officer (Principal
                              Executive Officer)


/s/ PATRICK A. THIELE         Executive Vice President            April 23, 1998
    Patrick A. Thiele         and a Director
Patrick A. Thiele


/s/ MICHAEL R. BONSIGNORE     Director                            April 23, 1998
    Michael R. Bonsignore


/s/ JOHN H. DASBURG           Director                            April 23, 1998
    John H. Dasburg


/s/ W. JOHN DRISCOLL          Director                            April 23, 1998
    W. John Driscoll


/s/ PIERSON M. GRIEVE         Director                            April 23, 1998
    Pierson M. Grieve


/s/ THOMAS R. HODGSON         Director                            April 23, 1998
    Thomas R. Hodgson


/s/ RONALD JAMES              Director                            April 23, 1998
    Ronald James


/s/ DAVID G. JOHN             Director                            April 23, 1998
    David G. John


/s/ WILLIAM H. KLING          Director                            April 23, 1998
    William H. Kling


/s/ BRUCE K. MACLAURY         Director                            April 23, 1998
    Bruce K. MacLaury


/s/ GLEN D. NELSON, M.D.      Director                            April 23, 1998
    Glen D. Nelson, M.D.


/s/ ANITA M. PAMPUSCH         Director                            April 22, 1998
    Anita M. Pampusch


/s/ GORDON M. SPRENGER        Director                            April 22, 1998
    Gordon M. Sprenger